EXECUTION VERSION

FIRST AMENDMENT AND WAIVER TO DEBTOR-IN-POSSESSION CREDIT AND SECURITY AGREEMENT

FIRST AMENDMENT AND WAIVER, dated as of December 20, 2007 (this “Amendment”), to the Debtor-in-Possession Credit and Security Agreement, dated as of November 19, 2007 (as heretofore amended or otherwise modified, the “Credit Agreement”), by and among POPE & TALBOT, INC., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Parent”), POPE & TALBOT LTD., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code, and as a debtor company under the CCAA (the “Borrower”), the Guarantors set forth on the signature pages thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent” and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, in order to conform the Credit Agreement to the final order entered by the US Bankruptcy Court in respect of the Chapter 11 Cases on December 7, 2007 (the “Order”), and to correct any inconsistencies between the Credit Agreement and the Order, the Parent and the Borrower have requested that the Agents and the Lenders consent to the amendment of certain terms and conditions of the Credit Agreement as hereinafter set forth; and

WHEREAS, the Agents and the Lenders are willing to enter into this Amendment in order to amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, the Parent, the Borrower, the Agents and the Lenders hereby agree as follows:

1.          Capitalized Terms. Any capitalized term used herein which is defined in the Credit Agreement shall have the meaning assigned to it in the Credit Agreement.

2.          Definitions. Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “sub-clause (iii)” in the lead-in of the definition of the term “Agreed Administrative Expense Priorities” and substituting therefore the phrase “sub-clauses (ii) and (iii)”.

3.          Revolving Credit Loans. Section 2.5 of the Credit Agreement is hereby amended by inserting in sub-clause (2) of clause (x) of the proviso contained in the first sentence of clause

(a) contained therein the phrase “plus the principal amount of any Revolving Credit Loans resulting from an L/C Disbursement pursuant to a Pre-Petition Letter of Credit made on or prior to the date thereof” after the phrase “for any week, the principal amount of the Revolving Credit Loans projected to be outstanding during such week as set forth in the Initial Budget for such week” contained therein.

4.          Sale Procedure. Sections 6.17(b) and (c) of the Credit Agreement are hereby amended by deleting them in their entirety and by substituting therefor as follows:

“(b)     In the case of the wood products business of the Parent and its Subsidiaries:

(i)        On or before December 3, 2007, obtain one or more orders of the Bankruptcy Courts in form and substance reasonably satisfactory to the Agents approving the procedures for sale of all or substantially all of the assets of the wood products business;

(ii)       On or before December 20, 2007, conduct one or more auctions for the sale of all or substantially all of the assets of the wood products business;

(iii)      On or before January 8, 2008, obtain one or more orders of the Bankruptcy Courts approving the sale of all or substantially all of the assets of the wood products business; and

(iv)      Consummate, as soon as practicable after the conditions to closing as set forth in the relevant asset purchase agreement are satisfied and/or waived, but in any event no later than January 31, 2008, one or more sales of all or substantially all of the assets of the wood products business.

(c)	In the case of the pulp business of the Parent and its Subsidiaries:

(i)        On or before December 7, 2007, obtain one or more orders of the Bankruptcy Courts in form and substance reasonably satisfactory to the Agents approving the procedures for sale of all or substantially all of the assets of the pulp business;

(ii)       On or before February 5, 2008, conduct one or more auctions for the sale of all or substantially all of the assets of the pulp business;

(iii)      On or before February 12, 2008, obtain one or more orders of the Bankruptcy Courts approving the sale of all or substantially all of the assets of the pulp business; and

(iv)      Consummate, as soon as practicable after the conditions to closing as set forth in the relevant asset purchase agreement are satisfied and/or waived, but in any event no later than the Final Maturity Date, one or more sales of all or substantially all of the assets of the pulp business.”

5.          Events of Default.

(a) Section 8 (c) of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor as follows:

“(c)     (i) Any Loan Party shall default in the observance or performance of any agreement contained in Sections 6.1, 6.2 (other than Sections 6.2(e) 6.2(f), and 6.2(1)), 6.4, 6.5, 6.6, 6.7(a), 6.11, 6.12, 6.13, 6.14, 6.17 or Section 7, in Section 6 of any Pledge and Security Agreement, or in Section 6 of any Canadian General Security Agreement, or (ii) an “Event of Default” under and as defined in any Mortgage shall have occurred and be continuing; or”

(b) Section 8 (f) of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor as follows:

“(f)      Any Loan Party shall default in the observance or performance of any agreement contained in Section 6.2(1), and such default shall continue unremedied for a period of 1 Business Day; or”

6.          Limited Waivers.

(a) In accordance with Section 10.1 of the Credit Agreement and notwithstanding any of the provisions otherwise set forth in the Credit Agreement, as of the Amendment Effective Date, the Majority Facility Lenders in respect of the Term Loan and the Majority Revolving Credit Facility Lenders hereby irrevocably and permanently waive any Default or Event of Default whether now existing or hereafter arising under Section 8 (a)(a) of the Credit Agreement resulting from the occurrence of a Material Adverse Deviation with respect to the disbursement line items for Professional Fees, Chemicals and Utilities/Energy set forth in the Initial Budget during the weeks ended December 21, 2007 and December 28, 2007.

(b) The waiver set forth in this Section 6 shall (i) become effective after satisfaction of the conditions set forth in Section 7, (ii) shall be effective only in this specific instance and for the specific purposes set forth herein, and (iii) does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

7.          Conditions. This Amendment shall become effective as of December 20,2007, but only upon the satisfaction in full, in a manner reasonably satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Amendment Effective Date”):

(a)        Representations and Warranties. The representations and warranties contained in this Amendment and in Section 4 of the Credit Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Credit Agreement or any other Loan Document on or prior to the Amendment Effective Date shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

(b)        No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c)        Delivery of Documents. The Collateral Agent shall have received on or before the Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Amendment Effective Date:

(i)        counterparts of this Amendment which bear the signatures of the Parent, the Borrower, the Agents and the Majority Facility Lenders in respect of the Term Loan and the Majority Revolving Credit Facility Lenders; and

(ii)       an acknowledgment and consent, in the form attached as Exhibit A to this Amendment, duly executed by each Guarantor.

(d)        Proceedings. All legal matters incident to this Amendment shall be reasonably satisfactory to the Agents and their counsel.

8.          Representations and Warranties. To induce the Agents and Lenders to enter into this Amendment, each of the Parent and the Borrower hereby represents and warrants to the Agents and Lenders as follows:

(a)        Organization, Good Standing, Etc.  Each Loan Party (i) is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct the business in which it is currently engaged, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Credit Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(b)        Authorization, Etc.  The execution, delivery and performance of this Amendment and each other Loan Document being executed in connection with this Amendment by each Loan Party that is a party thereto, and the performance of the Credit

Agreement as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any Loan Party’s Constituent Documents or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

(c)        Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any other Loan Document to which it is a party being executed in connection with this Amendment, or for the performance of the Credit Agreement, as amended hereby.

(d)        Enforceability of Loan Documents. Each of this Amendment, the Credit Agreement, as amended hereby, and each other Loan Document is a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to the enforcement of creditor’s rights and by general equitable principles.

(e)        Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 4 of the Credit Agreement and in each other Loan Document are true and correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(f)         Existing Indentures. No consent with respect to the execution, delivery or performance of this Amendment is required under the Existing Indentures.

9.          Continued Effectiveness of the Credit Agreement and Loan Documents. Each of the Parent and the Borrower hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to “the Credit Agreement”, the “Agreement”, “thereto”, “thereof ‘, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the ratable benefit of the Secured Parties, or to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in or Lien on, any Collateral as security for the Obligations of any Loan Party from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the Obligations of any Loan Party, other than as expressly provided herein.

10.        Amendment as Loan Document. Each of the Parent and the Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (1) any representation or warranty made by the Parent or the Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (2) the Parent or the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

11.        Miscellaneous.

(a)       This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

(b)       Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)       The Borrower will pay on demand all reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Collateral Agent and the Administrative Agent.

(d)       THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e)       Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)        THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION

BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

PARENT:

POPE & TALBOT, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

BORROWER:

POPE & TALBOT, LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

COLLATERAL AGENT AND TERM LOAN B AGENT:

ABLECO FINANCE LLC, on behalf of itself and its Affiliate assigns

By:	/s/ Kevin Gerda
Name: Kevin Gerda
Title: Vice- Chairman

ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO FINANCIAL CORPORATION CANADA

By:	/s/ Nick Scarfo
Name: Nick Scarfo
Title: Vice President

LENDERS:

STYX PARTNERS, L.P.

By:	Styx Associates, LLC, as its General Partner

By:	/s/ Kevin Gerda
Name: Kevin Gerda
Title: Sr. Managing Director

OHSF FINANCING, LTD.

By:	/s/ Scott D. Krase
Name: Scott D. Krase
Title: Authorized Signatory

OHSF II FINANCING, LTD.

By:	/s/ Scott D. Krase
Name: Scott D. Krase
Title: Authorized Signatory

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD.

By:	/s/ Scott D. Krase
Name: Scott D. Krase
Title: Authorized Signatory

OAK HILL CREDIT ALPHA FINANCE I, LLC

By:	Oak Hill Credit Alpha Fund, L.P.,
its Member

By:	Oak Hill Credit Alpha Gen Par, L.P.,
its General Partner

By:	Oak Hill Credit Alpha MGP, LLC,
its General Partner

By:	/s/ Scott D. Krase
Name: Scott D. Krase
Title: Authorized Signatory

OAK HILL CREDIT ALPHA FINANCE I (OFFSHORE), LTD.

By:	/s/ Scott D. Krase
Name: Scott D. Krase
Title: Authorized Signatory

LERNER ENTERPRISES, L.P.

By:	Oak Hill Advisors, L.P., as Investment
Advisor for Lerner Enterprises, L.P.

By:	/s/ Scott D. Krase
Name: Scott D. Krase
Title: Authorized Signatory

OHA CAPITAL SOLUTIONS, L.P.

By:	OHA Capital Solutions GenPar, L.P.,
its General Partner

By:	OHA Capital Solutions MGP, LLC,
its General Partner

By:	/s/ Scott D. Krase
Name: Scott D. Krase
Title: Authorized Signatory

OHA CAPITAL SOLUTIONS, LTD.

By:	/s/ Scott D. Krase
Name: Scott D. Krase
Title: Authorized Signatory

REGIMENT CAPITAL SPECIAL SITUATIONS FUND III, L.P.

By:	Regiment Capital GP, LLC, its General
Partner

By:	/s/ Richard Miller
Name: Richard Miller
Title: Authorized Signatory

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By:	Drawbridge Special Opportunities GP LLC,
its general partner

By:
Name:
Title:

CREDIT GENESIS CLO 2005-I, LTD.

By:	/s/ T.K. Duggan
Name: T.K. Duggan
Title: Managing Principal

DURHAM ACQUISITION CO., LLC

By:	/s/ T.K. Duggan
Name: T.K. Duggan
Title: Managing Principal

HBK MASTER FUND L.P.

By:	HBK Services LLC
its Investment Advisor

By:	/s/ J. Baker Gentry, Jr.
Name: J. Baker Gentry, Jr.
Title: Authorized Signatory

BANK OF AMERICA, N.A.

By:	/s/ Jonathan M. Barnes
Name: Jonathan M. Barnes
Title: Vice President

CONCORDIA DISTRESSED DEBT FUND, L.P. acting by and through Concordia Advisors, L.L.C., as a Lender

By:
Name:
Title:

QUADRANGLE MASTER FUNDING LTD

By:	Quadrangle Debt Recovery Advisors LP
Its: Advisor

By:	/s/ Christopher Santana
Name: Christopher Santana
Title: Managing Principal

DK ACQUISITION PARTNERS, L.P.

By:	M.H. Davidson & Co., its General Partner

By:
Name:
Title:

ABN AMRO BANK N.V., Canada Branch

By:	/s/ David Carson
Name: David Carson
Title: Vice President

By:	/s/ Aaron Turner
Name: Aaron Turner
Title: Senior Vice President

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT

The undersigned, as a party to one or more Loan Documents, as defined in the Debtor-in-Possession Credit and Security Agreement dated as of November 19, 2007 (as heretofore amended or otherwise modified, the “Credit Agreement”), by and among POPE & TALBOT, INC., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code (the “Parent”), POPE & TALBOT LTD., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code, and as a debtor company under the CCAA (the “Borrower”), the Guarantors set forth on the signature pages thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent” and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively, the “Agents”), hereby (i) acknowledges and consents to the First Amendment dated the date hereof (the “Amendment”, all terms defined therein being used herein as defined therein) to the Credit Agreement; (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Documents to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by the Amendment; and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Secured Parties, or to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in or lien on, any collateral as security for the obligations of any Guarantor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for, in addition to the other obligations secured thereby, all obligations of such Guarantors outstanding upon the taking effect of the Amendment.

Dated: as of December __, 2007

[signature pages follow]

POPE & TALBOT SPEARFISH LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	POPE & TALBOT LTD.,
as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

PENN TIMBER, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

POPE & TALBOT RELOCATION SERVICES, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

P&T POWER COMPANY, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

POPE & TALBOT PULP SALES U.S., INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

POPE & TALBOT LUMBER SALES, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

MACKENZIE PULP LAND LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

P&T LFP INVESTMENT LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	P&T FUNDING LTD.,
as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

P&T FUNDING LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

P&T FINANCE ONE LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	PENN TIMBER, INC.,
as a Debtor and Debtor-in Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

P&T FINANCE TWO LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	PENN TIMBER, INC.,
as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

P&T FACTORING LIMITED PARTNERSHIP as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	POPE & TALBOT PULP SALES U.S., INC.,
as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its Managing General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer

P&T FINANCE THREE LLC, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	POPE & TALBOT LTD.,
as a Debtor and Debtor-in Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its Manager

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: Vice President and Chief Financial Officer